Exhibit 5.1

Yaron Tikotzky, Adv. (CPA)*

Eli Doron, Adv. & Notary

Ronen Kantor, Adv.

Amit Gross, Adv. & Notary

Giora Gutman, Adv.

Rami Arie, Adv. (CPA)

Rachel (Goren) Cavallero, Adv.

Gil Mor, Adv. & Notary**

Sharon Fishman, Adv. & Notary

Efrat Hamami, Adv.

Tamir Kalderon, Adv.

Asaf Gershgoren, Adv. & economist

Efi Ohana, Adv. & economist

Asaf Hofman, Adv. & economist

Moti Philip, Adv.

Shai Glikman, Adv.

Rotem Nissim, Adv.

Hadas Garoosi, Adv.

Shmulik Cohen, Adv.

Izhak Lax, Adv.

Amit Moshe Cohen, Adv.

Shimon Gros, Adv. & Notary

Shahar Noah, Adv. (Tax advisor)

Igal Rosenberg, Adv.

Ori Perel, Adv.

Shai Pnini, Adv.

Sandrine Dray, Adv. Mediator & Notary***

Nahi Hamud, Adv.

Yair Messalem, Adv.

Maayan Peled, Adv.

Liav Menachem, Adv. Notary & Mediator

Israel Asraf, Adv. & Notary

Gali Ganoni, Adv.

Odelia Cohen-Schondorf, Adv.

Yana Shapiro Orbach, Adv.

Roy Galis, Adv.

Oren Geni, Adv.

Moran Ovadia, Adv.

Sonny Knaz, Adv.

Bat-El Ovadia, Adv.

Aharon Eitan, Adv.

Rania Elime, Adv.

Haim Pesenzon, Adv.

Shaike Rakovsky, Adv.

Ronit Rabinovich, Adv.

Iris Borcom, Adv.

Omri Alter, Adv.

Shira Ben dov levi, Adv.

Inbal Naim, Adv.

Yonatan Gamarnik, Adv.

Ben Mugraby, Adv.

Shirli Shlezinger, Adv.

Michael Misul , Adv.

Jacob Bayarsky, Adv. & economist

Matan Hemo, Adv.

Tamir Shenhav, Adv.

Adi Ben yair- Yosef, Adv

Moshe Zoaretz, Adv.

Nina Aharonov, Adv.

Rozit kabudi Doron, Adv.

Doron Pesso, Adv.

Adi Barnes-Ovdat, Adv.

Omri Yacov, Adv.

Noy Keren, Adv.

Liat Ingber, Adv.

Lipaz Elimelch-Karni, Adv.

Eli Hirsch, Adv.

Maayan Gadalov,Adv.

Dov Alter, Adv.

Monica kevorkian karawani, Adv.

Shahaf Zuker, Adv.

Alexey Kvaktoun, Adv.

Elinor Yaakobi, Adv.

Dor Elkrif; Adv.

Netanel Rozenberg, Adv.

Gil Friedman, Adv.

Hadar Raz, Adv.

Ilia Parkhomyuk, Adv.

Dana Hofman, Adv.

shirly Lipovetsky, Adv.

Yamit Halperin, Adv.

Moran Alezra, Adv.

Elinor Palma, Adv.

Lidor Amar, Adv.

Tali Kadosh, Adv.

Rami Zoabi, Adv.

Michelle Zohar-Peer, Adv.

Barak Harari, Adv.

Ayala Meidan-Greenshpan, Adv.

Coral Opal, Adv.

Eden Eliad, Adv.

Bnei Brak, August 30, 2024

To: Can-Fite Biopharma Ltd.

10 Bareket Street

Kiryat Matalon, P.O. Box 7537

Petach-Tikva 4951778, Israel

Ladies and Gentlemen,

Re:  REGISTRATION STATEMENT ON FORM F-3

We have acted as Israeli counsel to Can-Fite Biopharma Ltd. (the “Company”), a company organized under the laws of the State of Israel. As such, we have participated in the preparation of the Company’s registration statement on Form F-3 (the “Registration Statement”) relating to the registration under the United States Securities Act of 1933, as amended, of the offering for resale by the selling shareholders listed therein of up 1,774,285,800 ordinary shares, no par value of Company (the “Ordinary Shares”), represented by 5,914,286 American Depository Shares, (the “ADSs”), consisting of (i) 1,714,285,800 ordinary shares represented by 5,714,286 ADSs issuable upon the exercise of warrants issued in a private placement pursuant to a certain inducement offer letter agreement in August 2024, (the “New Warrants”), and (ii) 60,000,000 ordinary shares represented by 200,000 ADSs issuable upon the exercise of placement agent warrants issued in connection with the New Warrants offering (the “Placement Agent Warrants”).

As counsel to the Company in Israel, we have examined copies of the Articles of Association, as amended, of the Company and such corporate records, instruments, and other documents relating to the Company and such matters of law as we have considered necessary or appropriate for the purpose of rendering this opinion. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic originals of all documents submitted to us as copies.

Based on the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that the ADSs and the Ordinary Shares underlying the New Warrants, and the Placement Agent Warrants, when paid for and issued pursuant to the terms of the applicable warrants, will be duly authorized, legally issued, fully paid and non-assessable.

We are members of the Israeli bar, and the opinions expressed herein are limited to questions arising under the laws of the State of Israel, and we disclaim any opinion whatsoever with respect to matters governed by the laws of any other jurisdiction.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Registration Statement under the caption “Legal Matters”. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Sincerely,

/s/ Doron, Tikotzky, Kantor, Gutman, Nass, Amit Gross & Co

Advocates & Notaries

Eli Kulas. Adv. Notary & Mediator – Of Counsel

Eli Chenchinski, Adv. - Of Counsel

Yaacov Wagner, Senior judge (retired), Adv.- L.L.M,

Mediator & Arbitrator- Of Counsel

Jan Robinsohn, M.Jur. Adv. & Notary - Of Counsel ****

Giora Amir (1928-2020)

* Member of the New York State Bar

** Member of the Law Society in

England & Wales

*** Accredited by the consulate of France

**** Honorary Consul Of The Republic

Of Poland (ret.)

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